Exhibit 99.1

QuinStreet Reports Fiscal Third Quarter Financial Results

Foster City, CA — April 30, 2012 — QuinStreet, Inc. (NASDAQ: QNST), a leader in vertical marketing and media online, today announced its financial results for the quarter and nine months ended March 31, 2012.

For the third quarter, the Company reported total revenue of $93.0 million, a decrease of 14% over the same quarter last year. For the nine month period, the Company reported total revenue of $284.8 million, a decrease of 8% over the same period of the prior year.

Adjusted EBITDA for the third quarter was $17.3 million, or 19% of revenue. EBITDA results included a $1.4 million unexpected bad debt write-off of receivables due the Company by an agency that became insolvent during the quarter. Excluding this effect, adjusted EBITDA for the third quarter would have been $18.7 million, or 20% of revenue.

Adjusted EBITDA for the nine month period was $57.4 million, or 20% of revenue.

The Company reported GAAP net income of $2.9 million, or $0.06 per diluted share, for the third quarter of 2012. GAAP net income for the nine month period was $12.8 million, or $0.27 per diluted share.

Adjusted net income for the third quarter was $9.5 million, or $0.21 per diluted share, and $0.23 per share excluding the write-off. For the nine month period, adjusted net income was $32.0 million, or $0.67 per diluted share. Adjusted net income excludes stock-based compensation expense and amortization of intangible assets, net of estimated tax.

The Company generated $15.0 million of normalized free cash flow for the third quarter and $44.8 million for the nine month period. Cash flow from operations totaled $17.4 million for the third quarter and $42.4 million for the nine month period.

For the third quarter, revenue for the Education client vertical was $38.9 million, a decrease of 19% compared to the year-ago quarter. Revenue for the Financial Services client vertical was $38.9 million, a decrease of 20% compared to the same quarter last year. Revenue for Other client verticals was $15.3 million, an increase of 39% compared to the year-ago quarter.

Reconciliations of adjusted net income to net income, adjusted EBITDA to net income, and normalized free cash flow to net cash provided by operating activities are included in the accompanying tables.

The Company now expects total fiscal 2012 revenue to be between $360 and $370 million, and revenue and profits to be down year-over-year in fiscal Q4. The Company continues to target an adjusted EBITDA margin of 20% for the full fiscal year.

“We continue to manage through challenges in Education and Financial Services that are creating uncertainty and weighing on our results,” commented Doug Valenti, QuinStreet CEO. “We are focused on strategies and initiatives that we believe will mitigate or overcome the challenges and return us to growth. Digital performance marketing is an early stage, enormous opportunity, and our assets and capabilities are strong. We continue to pursue opportunities that we believe represent substantial growth potential.”

Conference Call

QuinStreet will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial 1-866-240-0819 for the U.S. and Canada and 1-973-200-3360 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. PT on April 30, 2012 until 11:59 p.m. PT on May 6, 2012 by dialling 1-800-585-8367 in the U.S. and Canada, or 1-404-537-3406 for international callers, using passcode 71119897#. This press release, the financial tables, as well as other supplemental financial information are also available on the investor relations section of the Company’s website at http://investor.quinstreet.com.

Final financial results will be included in the Company’s quarterly report on Form 10-Q, which will be filed with the Securities and Exchange Commission no later than May 10, 2012.

About QuinStreet

QuinStreet, Inc. (Nasdaq:QNST) is one of the largest Internet marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit QuinStreet.com.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net income less provision for taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income (expense), net. In the current quarter, we also computed adjusted EBITDA excluding the effect of a bad debt write-off of $1.4 million dollars; the calculation simply removes the effect of that write-off upon the non-GAAP measure (“EBITDA results included a $1.4 million unexpected bad debt write-off of receivables due the Company by an agency that became insolvent during the quarter. Excluding this effect, adjusted EBITDA for the third quarter would have been $18.7 million, or 20% of revenue.”). The term “adjusted net income” refers to a financial measure that we define as net income adjusted for amortization expense and stock-based compensation expense, net of estimated taxes. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. In the current quarter, we also computed adjusted net income per share excluding the effect of a bad debt write-off of $1.4 million dollars; the calculation simply removes the after-tax effect of that write-off upon the non-GAAP measure (“$0.23 per share excluding the write-off”). The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. “Normalized free cash flow” refers to free cash flow adjusted for changes in operating assets and liabilities and the impact from excess tax benefits from stock-based compensation. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources to enhance financial performance; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreements. In the current quarter, we also provide a computation of adjusted EBITDA excluding the after-tax effect of a bad debt write-off, because it is a historically large write-off and we believe that analysts and investors will want to understand the effect of the write-off upon that non-GAAP measure; hence, we provide the computation for clarity and ease-of-use.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation and amortization of intangible assets). The Company believes that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry. In the current quarter, we also provide a computation of adjusted net income per share excluding the effect of a bad debt write-off, because it is a historically large write-off and we believe that analysts and investors will want to understand the effect of the write-off upon that non-GAAP measure; hence, we provide the computation for clarity and ease-of-use.

Free cash flow is useful to us and investors because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. The measure normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and therefore helps understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. The Company believes that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry. Free cash flow and normalized free cash flow have certain limitations in that they do not represent the total increase or decrease in the cash balance for the period, nor do they represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate both of these cash flow measures along with our consolidated statement of cash flows and understand any changes in the operating assets and liabilities.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “will, ” “believe, ” “intend, ” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results and strategic and operational plans. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to deliver an adequate rate of growth and manage such growth; the impact of changes in government regulation and industry standards; the Company’s ability to maintain and increase the number of visitors to its websites; the Company’s ability to identify and manage acquisitions; the impact of the current economic climate on the Company’s business; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry; the impact and costs of any failure by the Company to comply with government regulations and industry standards; and costs associated with defending intellectual property infringement and other claims. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012, which will be filed with the SEC no later than May 10, 2012. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31	June 30,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$77,861	$132,290
Marketable securities	37,532	34,927
Accounts receivable, net	50,030	48,225
Deferred tax assets	10,249	10,253
Prepaid expenses and other assets	6,041	5,773

Total current assets	181,713	231,468
Property and equipment, net	9,211	8,875
Goodwill	238,133	211,856
Other intangible assets, net	77,606	65,847
Deferred tax assets, noncurrent	5,866	5,866
Other assets, noncurrent	1,049	1,012

Total assets	$513,578	$524,924

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$24,228	$23,300
Accrued liabilities	28,568	33,238
Deferred revenue	2,565	2,531
Debt	13,169	10,038

Total current liabilities	68,530	69,107
Debt, noncurrent	94,992	96,010
Other liabilities, noncurrent	5,416	4,418

Total liabilities	168,938	169,535

Stockholders’ equity
Common stock	44	50
Additional paid-in capital	224,603	255,689
Treasury stock	—	(7,779)
Accumulated other comprehensive income	(185)	51
Retained earnings	120,178	107,378

Total stockholders’ equity	344,640	355,389

Total liabilities and stockholders’ equity	$513,578	$524,924

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Net revenue	$93,023	$107,705	$284,770	$308,903
Cost of revenue (1)	72,278	78,578	216,422	222,869

Gross profit	20,745	29,127	68,348	86,034
Operating expenses: (1)
Product development	5,069	6,836	16,245	18,320
Sales and marketing	3,394	4,687	11,114	14,097
General and administrative	6,239	5,525	16,303	15,190

Operating income	6,043	12,079	24,686	38,427
Interest income	31	25	105	139
Interest expense	(1,111)	(1,091)	(3,309)	(3,108)
Other income (expense), net	3	66	(121)	151

Income before income taxes	4,966	11,079	21,361	35,609
Provision for taxes	(2,093)	(4,740)	(8,561)	(14,841)

Net income	$2,873	$6,339	$12,800	$20,768

Net income per share
Basic	$0.06	$0.14	$0.28	$0.45

Diluted	$0.06	$0.13	$0.27	$0.42

Weighted average shares used in computing net income per share
Basic	44,870	46,792	46,491	45,910
Diluted	45,794	50,593	47,584	48,960
(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:

Cost of revenue	$962	$1,138	$3,338	$3,411
Product development	637	669	1,979	2,084
Sales and marketing	816	918	2,436	3,116
General and administrative	781	782	2,338	2,242

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Cash Flows from Operating Activities
Net income	$2,873	$6,339	$12,800	$20,768
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,032	7,632	22,657	20,252
Provision for sales returns and doubtful accounts receivable	1,589	325	1,557	(143)
Stock-based compensation	3,196	3,507	10,091	10,853
Excess tax benefits from stock-based compensation	(49)	(1,432)	(146)	(6,744)
Other non-cash adjustments, net	601	123	1,476	208
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(1,068)	(609)	(656)	(486)
Prepaid expenses and other assets	(1,927)	4,601	(259)	1,896
Other assets, noncurrent	(30)	(34)	(36)	133
Accounts payable	390	1,312	942	6,567
Accrued liabilities	3,461	6,057	(6,826)	3,403
Deferred revenue	237	507	(256)	947
Other liabilities, noncurrent	127	531	1,033	923

Net cash provided by operating activities	17,432	28,859	42,377	58,577

Cash Flows from Investing Activities
Capital expenditures	(633)	(1,483)	(2,017)	(4,430)
Business acquisitions, net of notes payable and cash acquired	(23,436)	(5,095)	(54,639)	(91,723)
Internal software development costs	(664)	(442)	(1,746)	(1,322)
Purchases of marketable securities	(15,121)	(15,007)	(37,807)	(33,923)
Proceeds from sales and maturities of marketable securities	16,128	8,484	34,163	8,484
Other investing activities	(1)	6	29	—

Net cash used in investing activities	(23,727)	(13,537)	(62,017)	(122,914)

Cash Flows from Financing Activities
Payments for issuance of common stock	—	—	—	(106)
Proceeds from exercise of common stock options	1,339	2,966	3,526	12,580
Proceeds from bank debt	—	(375)	5,884	24,425
Principal payments on bank debt	(1,250)	(875)	(3,875)	(2,650)
Payment of bank loan upfront fees	—	—	(1,370)	—
Principal payments on acquisition-related notes payable	(419)	(614)	(2,190)	(7,725)
Excess tax benefits from stock-based compensation	49	1,432	146	6,744
Withholding taxes related to restricted stock net share settlement	(84)	—	(346)	—
Repurchases of common stock	(21,037)	—	(36,593)	—

Net cash (used in) / provided by financing activities	(21,402)	2,534	(34,818)	33,268

Effect of exchange rate changes on cash and cash equivalents	1	7	29	(17)
Net decrease in cash and cash equivalents	(27,696)	17,863	(54,429)	(31,086)
Cash and cash equivalents at beginning of period	105,557	106,821	132,290	155,770

Cash and cash equivalents at end of period	$77,861	$124,684	$77,861	$124,684

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Net income	$2,873	$6,339	$12,800	$20,768
Amortization of intangible assets	6,821	6,124	18,769	16,575
Stock-based compensation	3,196	3,507	10,091	10,853
Tax impact of the above items	(3,348)	(3,395)	(9,636)	(9,818)

Adjusted net income	$9,542	$12,575	$32,024	$38,378

Adjusted diluted net income per share	$0.21	$0.25	$0.67	$0.78

Weighted average shares used in computing adjusted diluted net income per share	45,794	50,593	47,584	48,960

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Net income	$2,873	$6,339	$12,800	$20,768
Amortization of intangible assets	6,821	6,124	18,769	16,575
Stock-based compensation	3,196	3,507	10,091	10,853
Bad debt write-off	1,435	—	1,435	—
Tax impact of the above items	(3,822)	(3,395)	(10,210)	(9,818)

Adjusted net income	$10,503	$12,575	$32,885	$38,378

Adjusted diluted net income per share	$0.23	$0.25	$0.69	$0.78

Weighted average shares used in computing adjusted diluted net income per share	45,794	50,593	47,584	48,960

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Net income	$2,873	$6,339	$12,800	$20,768
Interest and other income (expense), net	1,077	1,000	3,325	2,818
Provision for taxes	2,093	4,740	8,561	14,841
Depreciation and amortization	8,032	7,632	22,657	20,252
Stock-based compensation	3,196	3,507	10,091	10,853

Adjusted EBITDA	$17,271	$23,218	$57,434	$69,532

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Net income	$2,873	$6,339	$12,800	$20,768
Interest and other income (expense), net	1,077	1,000	3,325	2,818
Provision for taxes	2,093	4,740	8,561	14,841
Depreciation and amortization	8,032	7,632	22,657	20,252
Stock-based compensation	3,196	3,507	10,091	10,853
Bad debt write-off	1,435	—	1,435	—

Adjusted EBITDA	$18,706	$23,218	$58,869	$69,532

QUINSTREET, INC.

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Net cash provided by operating activities	$17,432	$28,859	$42,377	$58,577
Capital expenditures	(633)	(1,477)	(2,017)	(4,424)
Internal software development costs	(664)	(442)	(1,746)	(1,322)

Free cash flow	$16,135	$26,940	$38,614	$52,831

Changes in operating assets and liabilities,
less excess tax benefits from stock-based compensation	(1,141)	(10,933)	6,204	(6,639)

Normalized free cash flow	$14,994	$16,007	$44,818	$46,192

Contact Information:

Erica Abrams or Matthew Hunt

(415) 217-5864 or (415) 489-2194

erica@blueshirtgroup.com

matt@blueshirtgroup.com